                                                                   EXHIBIT 10.20

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") dated October 18, 1999 by and between WESTERN MULTIPLEX CORPORATION, a California corporation ("WMC") and GLENAYRE ELECTRONICS, INC., a Colorado corporation ("GEI").


                              Statement of Purpose

GEI, as tenant, entered into that certain lease agreement dated July 1, 1996 ("Lease") with Yercaf, N.V. ("Landlord") covering the premises at 1196 Borregas Avenue, Sunnyvale, California ("Premises"), a complete and correct copy of which is attached hereto as Attachment A. GEI desires to assign the Lease to its affiliate, WMC and WMC desires to assume all such interests. The purpose of this Agreement is to set forth the parties' understanding regarding the assignment and assumptions of the Lease.

NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual agreements set forth herein, the parties, intending to be legally bound, do hereby agree as follows:

1. Assignment. Subject to WMC's agreement under Paragraph 2 below, all of GEI's a right, title and interest in and to the Lease are hereby transferred, conveyed and assigned to WMC. Both parties shall reasonably cooperate and execute such further documentation or take any further action as may be permitted and necessary to effectuate the transfer of the Lease to WMC.

2. Assumption. WMC does hereby assume and agree to pay, perform and discharge, as and when due, all of the obligations of the Lease (the "Assumed Obligations"). Without limiting the generality of the foregoing, WMC further agrees that its current use and any future use will be a permitted use under the Lease. Notwithstanding anything to the contrary, WMC agrees to defend, indemnify and hold GEI and GTI harmless for its failure to perform and discharge the Assumed Obligations.

3.   Miscellaneous.

     3.1. This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein. No modification or amendment hereof shall be effective unless in writing and executed by each of the parties hereto.

     3.2. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     3.3. The captions herein are for convenience of reference only and shall not be construed as a part of this Agreement. If any provisions of the Agreement is deemed to be invalid or unenforceable, the parties agree to substitute a mutually agreed-upon valid and enforceable provision which reflect the parties' original intent. Notwithstanding, the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of North Carolina.

     3.4. This Agreement may be exercised in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by WMC and GEI and shall be effective as of October 30, 1999.


       Western Multiplex Corporation          Glenayre Electronics, Inc.


       By: /s/ Stanley Ciepcielinski          By: /s/ Billy C. Layton
          -----------------------------          -------------------------------


       Name: Stanley Ciepcielinski            Name: Billy C. Layton
            ---------------------------            -----------------------------


       Title: Chief Financial Officer         Title: Vice President
             --------------------------             ----------------------------

                                      LEASE

                              1196 Borregas Avenue
                              Sunnyvale, California


                                     between


                                   YERCAF N.V.

                                   "LANDLORD"


                                       and


                           GLENARYE ELECTRONICS, INC.

                                    "TENANT"


                               Dated July 1, 1996

                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE 1
                 DEMISE, DELIVERY OF POSSESSION AND DEFINITIONS...............1

1.1    Demise.................................................................1
1.2    Delivery of Possession.................................................1
1.3    Definitions............................................................2

                                    ARTICLE 2
                                 USE OF PREMISES..............................4

2.1    Permitted Uses.........................................................4
2.2    Prohibited Uses........................................................4
2.3    Compliance with Laws...................................................4

                                    ARTICLE 3
                                   LEASE TERM.................................5

3.1    Initial Term...........................................................5
3.2    Option to Extend.......................................................5
3.3    Delivery of Premises...................................................5
3.4    Surrender of the Premises..............................................6
3.5    Early Termination......................................................6

                                    ARTICLE 4
                                    BASE RENT.................................7

4.1    Base Rent..............................................................7
4.2    Additional Rent........................................................7

                                    ARTICLE 5
                                    TENANT'S..................................7

5.1    Tenant's Expenses......................................................7
5.2    Definition of Property Taxes...........................................9

                                    ARTICLE 6
                                SECURITY DEPOSIT..............................9

6.1    Security Deposit.......................................................9

                                    ARTICLE 7
                              HAZARDOUS SUBSTANCES...........................10

7.1    Compliance with Law...................................................10
7.2    Tenant's Indemnification..............................................10
7.3    Tenant's Responsibilities.............................................10
7.4    Notification of Hazardous Substances..................................10
7.5    Handling of Hazardous Substances......................................10
7.6    Testing by Landlord...................................................10

                                    ARTICLE 8
                             REPAIRS AND MAINTENANCE.........................11

8.1    Landlord's Responsibilities...........................................11
8.2    Tenant's Responsibilities.............................................11
8.3    HVAC; Windows.........................................................12
8.4    Standards for Repairs.................................................12
8.5    Tenant's Failure to Perform...........................................12

                                    ARTICLE 9
                                   ALTERATIONS...............................12

9.1    Landlord's Consent....................................................12
9.2    Requirements for Commencement of Alterations..........................13
9.3    Payment for Alterations...............................................13
9.4    Ownership of Alterations..............................................13
9.5    Required Alterations..................................................14

                                   ARTICLE 10
                                 TRADE FIXTURES..............................14

10.1   Tenant's Trade Fixtures...............................................14
10.2   Abandonment of Trade Fixtures.........................................14

                                   ARTICLE 11
                                    INSURANCE................................14

11.1   Tenant's Insurance....................................................14
11.1.2 Landlord's Insurance..................................................15
11.2   Tenant's Payment of Increases.........................................15
11.3   Waiver of Subrogation.................................................15

                                   ARTICLE 12
                             DAMAGE AND DESTRUCTION..........................15

12.1   Uninsured Casualty....................................................15
12.2   Insured Casualty......................................................16
12.3   Substantial Damage....................................................16
12.4   Abatement of Base Rent................................................16
12.5   No Right of Offset....................................................16
12.6   Tenant's Leasehold Improvements.......................................16

                                   ARTICLE 13
                                  CONDEMNATION...............................17

13.1   Condemnation..........................................................17

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING........................17

14.1   Landlord's Consent....................................................17
14.2   Landlord's Costs......................................................18
14.3   Evidence of Assignment................................................18
14.4   Effect of Tenant's Assignment.........................................18
14.5   Procedure to Assign...................................................18
14.6   Conditions to Landlord's Consent......................................19
14.7   Landlord's Discretion.................................................19
14.8   Tenant Remains Liable.................................................19
14.9   Attornment............................................................19
14.10  Binding on Assignee...................................................19
14.11  No Further Assignment.................................................19
14.12  Effect of Assignment on Default.......................................19

                                   ARTICLE 15
                                    INDEMNITY................................19

15.1   Tenant's Indemnification of Landlord..................................19
15.2   Exculpation of Landlord...............................................20

                                   ARTICLE 16
                                     DEFAULT.................................20

16.1   Event of Default......................................................20

                                   ARTICLE 17
                                    REMEDIES.................................21

17.1   Landlord's Remedies...................................................21
17.2   Termination of Lease..................................................22
17.3   Revenues from Reletting...............................................22
17.4   Landlord's Right to Cure..............................................22
17.5   No Defense to Action..................................................22
17.6   Rights Not Exclusive..................................................23
17.7   Default by Landlord...................................................23

                                   ARTICLE 18
                            LATE CHARGES AND INTEREST........................23

18.1   Late Charges..........................................................23
18.2   Interest..............................................................23

                                   ARTICLE 19
                       SUBORDINATION; TRANSFER BY LANDLORD...................24

19.1   Subordination.........................................................24
19.2   Attornment............................................................24
19.3   Transfer by Landlord..................................................24

                                   ARTICLE 20
                              ESTOPPEL CERTIFICATES..........................24

20.1   Estoppel Certificates.................................................24
20.2   Failure to Deliver....................................................25
20.3   Guarantor's Financial Statements......................................25

                                   ARTICLE 21
                                  MISCELLANEOUS..............................25

21.1   Severability..........................................................25
21.2   Time of Essence.......................................................25
21.3   Additional Rent.......................................................25
21.4   Entire Agreement......................................................25
21.5   Notices...............................................................26
21.6   Waivers...............................................................26
21.7   No Recording..........................................................26
21.8   Holding Over..........................................................26
21.9   Cumulative Remedies...................................................26
21.10  Covenants and Conditions..............................................26
21.11  Binding Effect........................................................27

21.12  Attorneys' Fees.......................................................27
21.13  Rights Reserved by Landlord...........................................27
21.14  Signs.................................................................27
21.15  No Merger.............................................................27
21.16  Security Measures.....................................................28
21.17  Easements.............................................................28
21.18  Authority.............................................................28
21.19  Governing Law.........................................................28
21.20  Counterparts..........................................................28
21.21  No Offer..............................................................28
21.22  Memorandum of Lease...................................................28

                                      LEASE

     This Lease (the "Lease") is entered into as of July 1, 1996 between YERCAF N.V., a Delaware corporation ("Landlord") and GLENAYRE ELECTRONICS, INC., a Colorado corporation ("Tenant").

                                    RECITALS

     A. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the premises (including all improvements thereon) constituting the approximately 45,709 square foot two-story building and the land located at 1196 Borregas Avenue, Sunnyvale, California (the "Premises"), as more particularly described on Exhibit A attached hereto and incorporated herein.

     B. Landlord and Tenant desire to set forth the terms and conditions pursuant to which Tenant shall lease and occupy the Premises.

     C. Tenant's corporate parent, Glenayre Technologies, Inc., a Delaware corporation ("Guarantor") has agreed to guarantee the performance of Tenant's obligations hereunder.

     NOW THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1
                 DEMISE, DELIVERY OF POSSESSION AND DEFINITIONS

     1.1 Demise. Landlord leases to Tenant and Tenant leases from Landlord the Premises for the term, at the rental, and upon all other terms, covenants, and conditions in this Lease. If Tenant disagrees with the rentable square footage of the Premises set forth in Recital A, then, upon Tenant's request made no later than fifteen (15) days after execution of this Lease, Landlord's architect shall calculate and certify in writing to Landlord and Tenant the rentable area of the Premises. If Tenant disagrees with the determination of the rentable area of the premises as calculated by the architect, Tenant shall provide Landlord with written notice of Tenant's disapproval thereof within fifteen (15) days after the date on which Tenant receives the architect's calculation. If the architect determines that the rentable area of the Premises is different from 45,709 square feet, then all Rent that is based thereon (and the Basic Allowance and the Additional Allowance, as those terms are defined in the Work Letter Agreement) shall be adjusted in accordance with that determination.

     1.2 Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant in the condition required by Section 8.1, and Tenant shall accept possession of the

Premises subject to all applicable laws, ordinances, and regulations governing and regulating the use of the Premises, and any recorded covenants or restrictions.

     1.3 Definitions. As used in this Lease the following terms shall have the following meanings.

          (a) "Alterations" is defined in Section 9.1.

          (b) "Base Rent" is defined in Section 4.1.

          (c) "Commencement Date" is the later of (i) July 1, 1996, and (ii) substantial completion of the Tenant Improvements, as defined in Section 3 of the Work Letter Agreement, attached hereto as Exhibit B and incorporated herein.

          (d) "Environmental Laws" means all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any government authority regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance (as hereinafter defined), or pertaining to occupational health or industrial hygiene, occupational or environmental conditions on, under, or about the Property, as now or may at any later time be in effect, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS ss.ss. 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS ss.ss. 6901 et seq.]; the Clean Water act, also known as the Federal Water Pollution control Act (FWPCA) [33 USCS ss.ss. 1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS ss.ss. 2601 et seq.]; the hazardous Materials Transportation Act (HMTA) [49 USCS ss.ss. 1801 et seq.]; the Occupational Safety and Health Act [29 USCS ss.ss. 655 and 657]; the California Underground Storage of Hazardous Substances Act [H&SC ss.ss. 25280 et seq.]; the California Underground Storage of Hazardous Substances Act [H&SC ss.ss. 25280 et seq.]; the California Hazardous Substances Account Act [H&SC ss.ss. 25380 et seq.]; the California Hazardous Waste Control Act [H&SC ss.ss. 25180 et seq.]; the California Safe Drinking Water Toxic enforcement Act [H&SC ss.ss. 24249 et seq.]; the Porter-Cologne Water Quality Act [Wat C ss.ss. 13000 et seq.] equal with any amendment of or regulations promulgated under the statutes cited above, and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to occupational health or industrial hygiene, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use.

          (e) "Event of Default" is defined in Section 16.1

          (f) "Extended Term" is defined in Section 3.2.

          (g) "Hazardous Substances" includes without limitation any substance:
     (i) the presence of which requires investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any Environmental Law; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons; (v) which contains polychlorinated biphenyls, asbestos or urea formaldehyde foam insulation; or (vi) radon gas.

          (h) "Initial Term" is defined in Section 3.1.

          (i) "Landlord's Parties" shall mean Landlord's officers, directors, partners, members, employees, agents and contractors.

          (j) "Law" shall mean any constitution, statute, ordinance, regulation, rule, judicial decision, administrative order, or other requirement of any governmental entity.

          (k) "Liabilities" shall mean any and all liabilities, losses, claims, costs, expenses, damages, injuries, penalties, fines, judgments and court costs (including without limitation, attorneys' fees and costs whether or not suit is commenced or judgment is entered).

          (l) "Option Notice" is defined in Section 3.2.

          (m) "Option Rent" is defined in Section 3.2.

          (n) "Potential Default" is defined in Section 3.2.

          (o) "Property Taxes" is defined in Section 5.2.

          (p) "Security Deposit" is defined in Section 6.1.

          (q) "Tenant Delays" is defined in Section 3 of the Work Letter Agreement.

          (r) "Tenant's Expenses" is defined in Section 5.1.

          (s) "Tenant's Improvements" is defined in Section 1(a) of the Work Letter Agreement.

          (t) "Termination Date" is defined in Section 3.5.

          (u) "Termination Fee" is defined in Section 3.5.

          (v) "Termination Notice" is defined in Section 3.5.

          (w) "Trade Fixtures" is defined in Section 10.1.

                                   ARTICLE 2
                                USE OF PREMISES

     2.1 Permitted Uses. The Premises shall be used by Tenant or any subsidiary or affiliate thereof (including, without limitation, Western Multiplex Corporation) for general office and light assembly purposes and other legally permitted uses incidental and ancillary thereto (including the use of approximately 5,000 square feet on the first floor of the premises for warehouse, shipping and receiving), or as otherwise approved by landlord in writing (which consent shall not be unreasonably withheld or delayed) and for no other purpose. Tenant shall insure that its use of the Premises complies with Law and any covenants, conditions or restrictions applicable to the Premises.

     2.2 Prohibited Uses. i. Tenant shall not do or permit any act that is likely to cause any structural damages to the Premises.

     (a) Tenant shall not operate or permit the operation of any equipment or machinery on the Premises that is likely to (i) materially damage the Premises,
(ii) impair the efficient operation of the Premises' heating, ventilation, or air conditioning system, (iii) block or otherwise impede the operation of the Premises' sprinkler system, (iv) overload or otherwise place an undue strain on the Premises' electrical and mechanical systems, or (v) damage, overload, or corrode the Premises' sanitary sewer system.

     (b) Tenant shall not install or attach anything in the Premises in excess of the load limits established for the Premises and disclosed to Tenant. Tenant shall contain and dispose of all dust, fumes, or waste products generated by Tenant's use of the Premises so as to avoid (i) unreasonable fire or health hazards, (ii) damage to the Premises, and (iii) any violation of any Law.

     2.3 Compliance with Laws.

     (a) Except as may be approved by Landlord in advance and in writing, Tenant shall not change the exterior of the Premises or install any equipment, machinery, or antennas on or make any penetrations of the exterior or roof of the Premises. If Tenant desires to install an antenna atop the Premises, Tenant shall provide Landlord at least thirty (30) days' advance written notice of its intention to install an antenna, together with detailed plans and specifications therefor, and such installation shall require Landlord's approval, which shall not be unreasonably withheld. Tenant shall, upon Landlord's request, execute an agreement pertaining to the installation, maintenance, repair and removal thereof in form and substance acceptable to Landlord. Tenant shall not commit any waste in or around the Premises and shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. Tenant shall use and maintain only standard window coverings, as approved by Landlord, to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises any sale of any kind, including but not limited to any public or private auction, going out-of-business sale, distress sale, or other liquidation sale.

     (b) As provided in Section 8.1, Landlord shall deliver the Premises in compliance with all Laws, recorded covenants and restrictions and requirements of any fire insurance or rating bureaus. Tenant shall use the Premises in compliance with all Laws, recorded covenants and restrictions, and requirements of any fire insurance underwriters or rating bureaus, now or later in effect.

                                   ARTICLE 3
                                   LEASE TERM

     3.1 Initial Term. The initial term of this Lease shall be for ten (10) (the "Initial Term") commencing on the Commencement Date, unless sooner terminated according to this Lease.

     3.2 Option to Extend. Tenant shall have the option to extend the term of this Lease for one (1) period of five (5) years following the expiration of the Initial Term (the "Extended Term") on all of the terms and conditions in this Lease, except that during that Extended Term, Tenant shall not have the further option to extend the term described in this Section and the Base Rent during the Extended Term shall be equal to the monthly rent, including all escalations, at which, as of the commencement date of the Extended Term, landlords are offering for lease non-sublease, non-encumbered, non-equity space comparable in size and location to the Premises for terms of five (5) years, as reasonably determined by Landlord (the "Option Rent'); provided, however, that in no event shall the Option Rent be less than the Base Rent, as escalated pursuant to the terms of this Lease, due and payable during the last month of the Initial Term. To exercise this option, Tenant must give Landlord written notice of exercise of the option (the "Option Notice") no earlier than nine (9) months and no later than six (6) months prior to the expiration of the Initial Term. However, if, as of Landlord's receipt of the Option Notice, Tenant is in default under this Lease, or has committed or failed to perform acts that with the giving of notice or the lapse of time would constitute a default under this Lease (a "Potential Default"), the Option Notice shall, at Landlord's election, be ineffective. If after giving the Option Notice, Tenant is in default under this Lease, or if a Potential Default has occurred, and that default or Potential Default remains uncured as of the expiration of the Initial term, this Lease shall, at the election of Landlord, terminate as of the expiration of the Initial Term. Tenant shall have no right to extend the term of this Lease beyond the additional term set forth above.

     3.3 Delivery of Premises. If Landlord fails to deliver possession of the Premises to tenant by the Commencement Date, Landlord shall not be liable for any damages resulting from that failure, nor shall that failure cause a termination of this Lease or Tenant's obligations under this Lease, nor shall that failure extend the term of this Lease; provided, however, that if Landlord does not deliver the Premises on or before November 1, 1996, and such delay is not due to any Tenant Delay, as defined in the work letter agreement attached hereto as Exhibit B or other cause beyond Landlord's control (and, for this purpose, failure by Tenant to execute and deliver to Landlord this Lease on or before July 8, 1996, shall be deemed a Tenant Delay), then Tenant may terminate this Lease.

     3.4 Surrender of the Premises.

     (a) Condition upon Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean, with all equipment in good operating condition and with the Premises in its condition existing as of the date hereof, ordinary wear and tear excepted. The phrase "ordinary wear and tear" means wear which manifests itself solely through the passage of time and ordinary use. Items which are not deemed "ordinary wear and tear" shall include, but not be limited to, the following items, which items shall be Tenant's obligation to repair or correct (i) material damage to or defacement of portions of any walls, partitions, woodwork, plaster or surface finishes or any other portion of the Premises from any cause (including, without limitation, from nails or screws); (ii) material damage to the flooring (including stains, marks or soiling); (iii) material damage to the Premises from any cause except for any casualty not caused by Tenant or Tenant's agents; and
(iv) any other materially damaged or non-functioning improvements within the Premises, such as light fixtures, electrical outlets, telephone jacks, door knobs and ceiling panels.

     (b) Removal of Alterations. Tenant shall remove from the Premises all of Tenant's Alterations and Trade Fixtures required to be removed pursuant to this Lease and all Tenant's personal property, and shall repair any damage and perform any restoration work caused by such removal. If Tenant is then in default, then notwithstanding any other provision of this Lease and/or the terms of any other previous notice given by Landlord to Tenant, Tenant shall only remove such Alterations, Trade Fixtures and Tenant's personal property as are specified in a written notice from Landlord to Tenant. If Tenant fails to remove such Alterations, Trade Fixtures and Tenant's personal property on or before the termination of this Lease (or on any such earlier date that Tenant abandons or surrenders the Premises), Landlord may retain such property and, at Landlord's option, (i) apply it toward the satisfaction of Tenant's obligations under this Lease pursuant to Landlord's security interest in such property as set forth in this Lease, and all rights of Tenant with respect to such property shall cease, or (ii) place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the rate of ten percent (10%) per annum from the date of expenditure by Landlord.

     (c) Indemnification of Landlord. If the Premises are not surrendered to Landlord in accordance with the terms of this Section, then Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Parties against all Liabilities resulting from Tenant's default and/or delay in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

     3.5 Early Termination. At the end of the eighty-fourth (84th) month of the Initial Term (the "Termination Date"), Tenant may elect to cancel the Lease provided that Tenant delivers at least six (6) months' prior written notice thereof to Landlord (the "Termination Notice"), which Termination Notice if so given shall be conditionally effective as of the

Termination Date; provided, however, that Tenant shall pay Landlord a termination fee (the "Termination Fee") equal to the following: (a) the amount of the Basic Allowance and the Additional Allowance that has not yet been amortized as of the Termination Date; and (b) the amount of leasing commissions incurred by Landlord in connection with this Lease that has not yet been amortized as of the Termination Date. Tenant acknowledges that if Tenant so elects to terminate this Lease pursuant to this Section, Landlord will suffer damages due to the fact that Landlord will have incurred expenses based on the full term of this Lease and Landlord will lose the benefit of the rentals provided for the balance of the Initial Term. The Termination Fee shall constitute compensation for such damages and payment for Tenant's privilege of terminating the Lease. The Termination Fee shall be made by certified or cashier's check and delivered to Landlord with the Termination Notice, and the Termination Notice shall be of no force or effect unless it is accompanied by the Termination Fee.

                                   ARTICLE 4
                                   BASE RENT

     4.1 Base Rent. Commencing on the Commencement Date and continuing thereafter; on the first day of each month until the end of the terms of this Lease, Tenant shall pay to Landlord, in advance, base rent in the amount set forth below for the following periods (the "Base Rent"), all without offset or reduction, except as otherwise provided herein. Tenant shall pay Landlord, upon execution of this Lease, an amount equal to Ninety-One Thousand Four Hundred Eighteen Dollars ($91,418.00), representing the Base Rent for the first month of the Lease Term and the Security Deposit.

       Period (Lease Years)                         Base Rent (Monthly)
       --------------------                         -------------------
              0-5                                        $45,709.00
              6-10                                       $52,565.35


     Rent shall be payable in lawful money of the United States to Landlord at the address stated in this Lease or to any other address that Landlord may designate from time to time.

     4.2 Additional Rent. In the event that Landlord contributes the Additional Allowance pursuant to Section 2(b) of the work Letter Agreement, then Tenant shall repay the Additional Allowance in monthly installments together with the Base Rent. Such payments shall be calculated as set forth in Section 2(b) of the Work Letter Agreement and shall be deemed "additional rent" for purposes of this Lease.

                                   ARTICLE 5
                                   TENANT'S

     5.1 Tenant's Expenses. Tenant shall promptly pay, as additional rent, as they become due, all charges for water, gas, heat, light, power, telephone, garbage and trash removal and other utilities and services supplied to the Premises (including but not limited to any connection or hook-up fees beyond building standard connections and hookups for water, sewer and electricity, and any penalties for discontinued or interrupted service), together with any taxes thereon, and all other reasonable costs incurred in connection with the operation, management, maintenance and repair of the Premises ("Tenant's Expenses"). Tenant's Expenses shall include, limitation, the following:

          (a) all costs and expenses for the following (which may be subject to amortization in accordance with Section 8.2): (i) the maintenance, repair, operation, and replacement of the Premises' hearing, ventilation or air conditioning systems; (ii) the maintenance, repair, cleaning, resurfacing or painting, as appropriate, of the premises's roof and walls; (iii) the maintenance of all landscaping in the Premise, including the maintenance of irrigation systems, the re-planting (as necessary) and maintenance of shrubs, trees, flowering plants, and ground cover; (iv) the compliance with all Laws enacted or implemented after the Commencement Date; (v) the installation, repair, and maintenance of all light fixtures and signs located in the Premises; (vi) the provision of security to the Premises;
     (vii) the maintenance, repair, cleaning, painting, and resurfacing of all parking areas, roadways, sidewalks, walkways, driveways, striping, fences, and gates contained in the Premises; (viii) the maintenance and repair of all the prevention and detection systems, including smoke detectors and sprinkler systems; and

          (b) Property Taxes as described in Section 5.2;

          (c) the cost of any insurance maintained by Landlord with respect to the premises;

          (d) the amount of any uninsured loss resulting from damage to the Premises (unless uninsured due to Landlord's failure to maintain insurance as required by this Lease); and

          (e) a management/administrative fee equal to Five Hundred Dollars ($500.00) per month.

Commencing with the Commencement Date, Tenant shall pay an amount reasonably estimated by Landlord to be sufficient to pay Tenant's Expenses on a monthly basis. The foregoing estimated monthly payment may be adjusted by Landlord at the end of any calendar quarter, on the basis of Landlord's experience and anticipated costs. Within one hundred twenty (120) days following the end of the calendar year during the term, Landlord shall endeavor to give Tenant a statement showing the total of Tenant's Expenses incurred for the prior calendar year. The first and last such statements during the term shall be prorated from the Commencement Date and the expiration of the Term or earlier termination of this Lease. In the event the total of the monthly payments which Tenant has made for the prior calendar year shall be less than the actual amount of Tenant's Expenses incurred, then Tenant shall pay the difference to Landlord within thirty (30) days after receipt of such statement from Landlord. In the event the total of the monthly payments which Tenant has made for the prior calendar year shall be more than the actual Tenant's Expenses, then Tenant shall be entitled to a credit in the amount of such excess against

Tenant's monthly payment of Tenant's expenses next coming due during this Lease, and the monthly amount to be paid by Tenant for the ensuing year for Tenant's Expenses will be proportionately adjusted based on the prior year's actual expenses and reasonable projections for the ensuing year.

     5.2 Definition of Property Taxes. As used in this Lease, the term "Property Taxes" shall mean any and all taxes, assessments, levies, and other charges of any kind, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments, and any increases resulting from reassessments made in connection with a change in ownership, new construction, or any other cause), now or later imposed by any governmental or quasi-governmental authority or special district having the power to tax or levy assessments, which are levied or assessed against or with respect to the value of all or any portion of the Premises (as now constructed or as may at any later time be constructed, altered, or otherwise changed) or Landlord's interest in the Premises, the fixtures, equipment, and other property of Landlord, real or personal, that are part of and located on the Premises. If at any time during the term of this Lease, the method of taxation or assessment of the Premises prevailing as of the Commencement Date is altered so that in lieu of or in addition to any Property Tax described above there shall be levied, assessed, or imposed by governmental authority (whether because of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (a) on the value, use, or occupancy of the Premises or Landlord's interest in the Premises, or (b) on or measured by the gross receipts, income or rentals from the Premises, then any tax or charge, however designated, shall be included within the meaning of the term Property Taxes for purposes of this Lease. However, the term Property Taxes shall not include estate, inheritance, transfer, gift, or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                                   ARTICLE 6
                                SECURITY DEPOSIT

     6.1 Security Deposit. Tenant agrees to deposit with Landlord on the date of this Lease the sum of Forty-Five Thousand Seven Hundred Nine Dollars ($45,709) (the "Security Deposit"), which shall be held by Landlord, without interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that the deposit is not an advance rental deposit or a measure of the Landlord's damages in case or Tenant's default. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time and without prejudice to any other remedy provided by this Lease or by law, use and apply the Security Deposit to any arrears of rent or other payments, damages or liability caused by the Event of Default. Tenant shall pay to landlord on demand the amount that was applied in order to restore the Security Deposit to the amount then required under this Lease. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall promptly be returned by Landlord to Tenant at the time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall not be required to keep the Security Deposit separate from the general accounts of Landlord.

                                   ARTICLE 7
                              HAZARDOUS SUBSTANCES

     7.1 Compliance with Law. Tenant agrees that any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Substances in or about the Premises by Tenant, its employees, agents, contractors, invitees and any others controlled by Tenant or for whom Tenant is otherwise responsible shall comply with all applicable Environmental Laws.

     7.2 Tenant's Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord from any Liabilities, remediation costs, investigation costs, or other expenses resulting from or arising from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Substances in, on, under or about the Premises.

     7.3 Tenant's Responsibilities. Tenant shall comply with all Environmental Laws in connection with its use of the Premises. If any Hazardous Substances come to be located on or about the Premises or any other property or any water or soil on, around, about, or beneath the Premises or any other property, Tenant shall promptly take all action necessary to investigate, remove and remedy that contamination to the extent required by the governmental authority enforcing the Environmental Laws.

     7.4 Notification of Hazardous Substances. Tenant agrees to promptly notify Landlord of any communication received from any governmental entity concerning Hazardous Substances or the violation of Environmental Laws that relate to the Premises.

     7.5 Handling of Hazardous Substances. Tenant shall not use, handle, store, transport, generate, release, or dispose of any Hazardous Substances in, on, under or about the Premises, except that Tenant may use small quantities of common chemicals which are common office products such as office copier toner and cleaning fluids in order to conduct business at the Premises, which shall be stored and used safely and in compliance with all Laws. At any time during the term of this Lease, Tenant shall within ten (10) days after written request from Landlord, disclose in writing all Hazardous Substances other than those permitted above in this Section 7.5 that are being used by Tenant on the Premises, the nature of the use, and the manner of storage and disposal.

     7.6 Testing by Landlord. At any time and upon prior written notice to Tenant, Landlord may require testing wells or other apparatus to be placed or drilled on the Premises and may require the ground water to be tested to detect the presence of Hazardous Substances by the use of any tests that are then customarily used for those purposes. The reasonable cost of these tests and of the installation, maintenance, repair, and replacement of the wells shall be paid by the Tenant if the tests disclose the existence of facts that give rise to liability of Tenant with respect to Hazardous Substances pursuant to this Article.

                                   ARTICLE 8
                             REPAIRS AND MAINTENANCE

     8.1 Landlord's Responsibilities. Landlord shall deliver the Premises at the commencement of this Lease in compliance with all applicable laws (including then applicable building codes), including the then applicable provisions of Title III of the Americans with Disabilities Act, and Tenant shall be responsible for any compliance necessitated by Tenant's Use, Tenant's Improvements, and any changes in Tenant's use and any subsequent improvements, installations or alterations made by or for Tenant. Landlord shall have no responsibility for any repair and maintenance costs in connection with the Premises. Tenant expressly waives the benefits of any statute now or later in effect that would otherwise give Tenant the right to make repairs at Landlord's expense and deduct that cost from rent owing to Landlord. Landlord warrants that the roof, exterior walls, structural support elements, and utility systems shall be in good working order and repair at the Commencement Date, and Landlord shall enforce for Tenant's benefit all warranties received by Landlord in connection with the construction and/or installation thereof. Further, and notwithstanding anything to the contrary set forth in this Lease, Landlord shall maintain and repair the foundation, the structural portions of the exterior walls and the structural components of the roof (provided that, as respects the roof, it shall be Tenant's responsibility to maintain the roof membrane to guard against and prevent leakage and deterioration). Landlord's maintenance and repair obligations pursuant to this Section 8.1 shall include those that are necessitated by the enactment of a new Law, unless such obligations arise from or are triggered by one of the conditions set forth in Section 9.5.

     8.2 Tenant's Responsibilities. Subject to the provisions of Section 8.1, Tenant shall maintain in good order, condition, and repair and replace when necessary each and every portion of the Premises including, without limitation, the following: (a) all plumbing and sewage facilities in the Premises, including but not limited to all plumbing fixtures, pipes, fittings, or other parts of the plumbing system in the Premises; (b) all fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings in the Premises; (c) the non-structural components of the roof (including the roof membrane in a water-tight condition) and exterior of the Premises; (d) all windows, doors, entrances, and plate glass in the Premises; (e) all electrical facilities and all equipment in the Premises, including all light fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment, and systems; and (f) all heating, air condition, ventilation or other equipment or utility facilities serving the Premises, keeping them in good condition through regular inspection and servicing; (g) any fire detection or extinguisher equipment in the Premises. If Tenant properly repairs and maintains said systems and facilities (including those items set forth in section 5.1(a)), but due to ordinary wear and tear or the enactment of a new Law, subsequent to the Commencement Date but on or before the expiration of this Lease, such system and/or facility (which shall include those items set forth in Section 5.1(a)) must be replaced to keep it in good working order and in compliance with such new Law, and the cost thereof would exceed $7,500 for such item and otherwise be characterized as a capital expenditure as determined in accordance with generally accepted accounting principles, then Landlord shall pay for such item and the cost thereof shall be amortized over its useful life as reasonably determined by Landlord with the annual amount to amortized payable by Tenant during the term of this Lease as part of Tenant's Expenses under Section 5.1.

     8.3 HVAC; Windows. Tenant shall maintain continuously throughout the term of the lease a service contract for the maintenance of all hearing, air conditioning, and ventilation equipment with a licensed repair and maintenance contractor approved by Landlord, the contract shall provide for periodic inspections and servicing of the hearing, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease. Tenant will use its best efforts to cause its maintenance contractor to provide to Tenant and Landlord a written inspection/service report describing the condition of the equipment and any service or repair recommendations within fifteen (15) days after each inspection. If Landlord reasonably suspects that facilities are not being maintained, Landlord may elect at any time during the term of the Lease to assume responsibility at Tenant's expense for the maintenance, repair, and replacement of the heating, air conditioning, and ventilation equipment that serves the Premises.

     Tenant shall maintain continuously throughout the term of the Lease a service contract for the washing of all windows, both interior and exterior surfaces, at the Premises at commercially reasonable times.

     8.4 Standards for Repairs. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and qualify. If the work affects the mechanical or structural parts or exterior appearances of the Premises or if the estimated cost of any item of repair or replacement is in excess of Five Thousand Dollars ($5,000), Tenant shall first obtain Landlord's written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work. Upon completion of any work performed by or for Tenant, Tenant shall deliver as-built plans to Landlord.

     8.5 Tenant's Failure to Perform. If Tenant fails to perform Tenant's obligations under this Section or under any other section of this Lease, and does not commence performance five (5) days' after written notice to Tenant and thereafter diligently and continuously prosecute such cure to completion, in any case completing such cure within the cure period specified in Section 16.1(b), except in an emergency when no notice shall be required, Landlord may, in addition and without prejudice any other of Landlord's rights or remedies, enter the Premises, perform the obligations on Tenant's behalf, and recover the reasonable cost of performance, together with interest at the maximum rate then allowed by law, as additional rent payable by Tenant with the next installment of Base Rent.

                                   ARTICLE 9
                                  ALTERATIONS

     9.1 Landlord's Consent. Tenant shall not construct any alterations, improvements, or additions or otherwise alter the Premises (collectively, "Alternations") without Landlord's prior written consent; provided, however, that Tenant shall be entitled, without Landlord's prior consent, to make Alterations (i) that do not affect the structural or mechanical components or systems, the exterior sections, or water-tight nature of the Premises, and (ii) the reasonably estimated cost of which does not exceed Twenty-Five Thousand Dollars ($25,000). If Landlord's approval for any Alterations is required. Tenant shall not undertake the Alterations until Landlord has given written consent to the plans and specifications, and the Alterations shall be constructed in compliance with plans and specifications approved by a licensed contractor and by Landlord. All Alterations shall be constructed by a licensed contractor in accordance with all Laws using new material of good quality. Upon completion of any work performed by or for Tenant, Tenant shall deliver as-built plans to Landlord.

     9.2 Requirements for Commencement of Alterations. Tenant shall not commence construction of any Alterations until: (a) all required governmental approvals and permits have been obtained, (b) all requirements regarding insurance imposed by this Lease have been satisfied, and (c) Tenant has given Landlord at least ten (10) days' prior written notice of Tenant's intention to commence construction.

     9.3 Payment for Alterations. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished in connection with the Alterations that are or may become mechanics' or materialmen's liens against the Premises or any interest therein. Tenant shall have the right to, in good faith, contest the validity of any lien, claim, or demand, provided that Tenant shall, at Tenant's sole expense, defend Landlord against the lien, claim, or demand, and, upon the request of Landlord, Tenant shall furnish to Landlord a surety bond or other commercially reasonable assurance reasonably acceptable to Landlord, in an amount equal to the contested lien, claim, or demand indemnifying Landlord against liability and holding the Premises free from the effect of the lien, claim, or demand. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in connection with the defense of any lien, claim, or demand. Tenant shall pay and satisfy any adverse judgment that may be rendered to enforce the lien, claim, or demand against the Landlord or the Premises.

     9.4 Ownership of Alterations. All Alterations shall be and remain the property of Tenant during the term of this Lease but shall not be altered or removed from the Premises. At the expiration or sooner termination of the term of this Lease, all Alterations shall become the property of Landlord, and Landlord shall have no obligation to reimburse Tenant for any portion of the value or cost. Notwithstanding the foregoing, if Tenant gives notice to Landlord gives notice to Landlord at the time of the installation of a custom trade fixture that Tenant desires to remove such fixture at the end of the term, then Tenant shall be permitted to remove such fixture provided that it can and does so without damage to the Premises, and, in any event, repairs any damage occasioned by the installation or removal of such fixture and restores the Premises to its condition existing prior to such installation. However, Landlord shall have the right to require Tenant to remove any Alterations; in that case, Tenant shall remove the Alterations prior to the expiration or sooner termination of the term of this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Alterations with respect to which (a) Tenant was required or selected to obtain the consent of Landlord; (b) at the time Tenant requested the consent of Landlord, Tenant requested that Landlord inform Tenant of whether Landlord would require Tenant to remove the Alteration at the expiration of the term of this Lease; and (c) at the time Landlord granted consent, Landlord notified Tenant that Landlord would not require the removal of the Alteration at the expiration of the term of this Lease.

     9.5 Required Alterations. Except as provided in Section 8.1, Tenant shall make all alterations, additions, or charges of any sort to the Premises that are required by any Law and result from: (a) Tenant's use or change of use of the Premises; (b) Tenant's application for any permit or governmental approval; or
(c) Tenant's construction or installation of any Alterations.

                                  ARTICLE 10
                                TRADE FIXTURES

     10.1 Tenant's Trade Fixtures. Tenant shall have the right, at any time and from time to time during the Term and any renewal or extension, at Tenant's sole cost and expense, to install and affix in, to, or on the Premises items for use in Tenant's trade or business that Tenant, in Tenant's reasonable discretion, deems advisable (collectively, "Trade Fixtures"). Trade Fixtures or any other equipment installed in the Premises by Tenant shall remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of Trade Fixtures or equipment shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or equipment that Tenant otherwise elects to abandon.

     10.2 Abandonment of Trade Fixtures. Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as the owner of the real property to which they are affixed and not due to the lien provided to Landlord in Section 10.2.

                                  ARTICLE 11
                                   INSURANCE

     11.1 Tenant's Insurance. Tenant shall, Tenant's expense, obtain and keep in force during the term of this Lease:

          (a) Commercial general liability insurance, including property damage, against liability for bodily injury, personal injury, death, and damage to property occurring on the Premises with combined single limit coverage of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate combined single limit of bodily injury and property damage liability of at least Five Million Dollars ($5,000,000); that policy shall include contractual liability, insuring Tenant's performance of indemnification obligations contained in this Lease; and

          (b) Fire and all risk property damage insurance, insuring any Alterations and all of Tenant's equipment and Trade Fixtures located on the Premises for full replacement cost.

          (c) Where applicable, each policy of insurance required to be carried by Tenant pursuant to this Section: (i) shall name Landlord and any other parties in interest that Landlord reasonably designates as additional insureds; (ii) shall be primary insurance that provides that the insurer shall be liable for the full amount of the loss without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that the policy shall not be subject to cancellation, lapse, or change, except after at least thirty (30) days' prior written notice to Landlord; (vi) shall not have a deductible in excess of any amount reasonably approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a severability clause.

          (d) If Tenant has in full force a blanket policy of liability insurance with the same coverage for the Premises as described in this Section, that blanket insurance shall satisfy the requirements of this Section, provided that the blanket policy specifically states the address of the Premises as being covered with at least the policy amounts specified herein for that location. A copy of each policy evidencing the insurance required to be carried by Tenant pursuant to this Section or a certificate of the insurer, certifying that the policy has been issued, which provides the coverage required by this Section and which contains the specified provisions, shall be delivered to Landlord prior to the time Tenant takes possession of the Premises and upon renewal of those policies, not less than thirty (30) days prior to the expiration of the term of the coverage.

     11.1.2 Landlord's Insurance. Landlord shall maintain fire and all-risk property damage insurance, with extended coverage and a commercially reasonable deductible, in the amount of the full replacement cost of the Premises. Landlord's insurance shall not be required to cover the property which Tenant is obligated to insure hereunder. Landlord shall provide Tenant with a certificate of insurance evidencing such coverage on an annual basis. Landlord's insurance will include provision for notice to Tenant of any cancellation, non-renewal and/or material reduction of coverage.

     11.2 Tenant's Payment of Increases. Tenant shall pay any increase in Landlord's property insurance over the amount of the premium immediately prior to the commencement of the Term that is attributed by Landlord's insurance carrier to the nature of Tenant's occupancy or any act or omission of Tenant.

     11.3 Waiver of Subrogation. Tenant and Landlord each release the other and waive the entire right of recovery against the other for any damage or liability arising out of or incident to the perils insured against, whether due to the negligence of Landlord, Tenant, or their respective employees, agents, contractors, and invitees. Prior to obtaining the required policies of insurance, Tenant and Landlord shall notify their respective insurance carriers that the previous waiver of subrogation is in this Lease.

                                  ARTICLE 12
                             DAMAGE AND DESTRUCTION

     12.1 Uninsured Casualty. If the Premises are destroyed or damaged to the extent of twenty percent (20%) or more of the then full replacement cost from a cause not required to be insured against under either Landlord's or Tenant's casualty insurance policy, Landlord shall have the right to terminate this Lease by giving written notice of termination to Tenant within thirty (30) days after the date of the damage or destruction, in which case this Lease shall terminate as of the receipt by Tenant of Landlord's notice. If the Lease is not so terminated, then Landlord shall diligently proceed to repair and restore the Premises; provided that if Landlord undertakes such repair and restoration but fails to substantially complete same within 150 days after the date of damage or destruction, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days of the expiration of such 150-day period.

     12.2 Insured Casualty. If the Premises are destroyed or damaged to the extent of twenty percent (20%) or more of the then full replacement cost from a cause covered by either Tenant's or Landlord's casualty insurance, and that damage or destruction may be repaired or restored within ninety (90) days after commencement of repair or restoration, then Landlord shall proceed to repair and restore the Premises. If Landlord reasonably determines that the Premises cannot be repaired or restored within that period, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within thirty (30) days after the date of damage or destruction; Tenant's obligation to pay rent and other charges under this Lease shall terminate as of the date of the receipt by Tenant of Landlord's notice.

     12.3 Substantial Damage. If the Premises are damaged to the extent of fifty percent (50%) or more of its replacement cost, and a contractor mutually agreeable to Landlord and Tenant determines that the Premises cannot be repaired or restored within 180 days after commencement of repair or restoration, then Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the date of such determination, in which case this Lease shall terminate as of the receipt of such notice.

     12.4 Abatement of Base Rent. If, in any case that is the subject of this
Article 12, the Premises or any portion of the Premises is rendered unfit for use and occupancy and this Lease is not terminated as provided above, a just proportion of the Base Rent, in light of the nature and extent of the damage, shall be abated until the Premises are restored by Landlord as provided above, excluding any fixtures or items installed or paid for by Tenant that Tenant is entitled or required to remove under this Lease.

     12.5 No Right of Offset. Except as expressly provided in this Lease, damage to or destruction of the Premises shall not terminate this Lease or result in any abatement of rentals. Tenant waives any right of offset against Tenant's rental obligations that may be provided by any statute or rule of law in connection with Landlord's duties of repair and restoration under the provisions of this Lease.

     12.6 Tenant's Leasehold Improvements. Landlord shall not be responsible for any loss, damage, or destruction to Tenant's leasehold improvements or to fixtures, inventory, or other Tenant-owned improvements or property, unless caused solely by the negligence or willful misconduct of Landlord.

                                   ARTICLE 13
                                  CONDEMNATION

     13.1 Condemnation. If any part of the Premises is condemned or otherwise taken under the power of eminent domain or conveyed in lieu of condemnation, and the condemnation or taking materially and adversely affects Tenant's occupancy of the Premises, either party shall, at each party's option, have the right to terminate this Lease; provided that Landlord shall not exercise such option to terminate this Lease unless the taking or conveyance in lieu of condemnation affects at least twenty percent (20%) of the value or area of the Premises. In either event, except as set forth below in this paragraph, Landlord shall receive any award that may be paid in connection with any condemnation or taking, and Tenant shall have no claim or interest in any award, whether or not the award or any part of it is attributable to the value of the unexpired term of this Lease. If a part of the Premises is condemned or taken, and neither party elects to terminate this Lease, but the Premises have been damaged as a consequence, Landlord shall not be required to repair or restore any damage to the Premises, provided that the Base Rent for the remainder of the term of this Lease shall be proportionately reduced, based on the degree of interference with Tenant's use of the Premises. If the Premises is temporarily condemned or taken, this Lease shall be unaffected, and Tenant shall continue to pay all rent payable under this Lease; provided, however, that in such case, Tenant shall be entitled to receive that portion of any award that represents compensation for its use or occupancy of the Premises. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall have the right to pursue a separate claim for the diminution of the value of its leasehold estate so long as it can do so without interfering or reducing any condemnation claim by Landlord.

                                  ARTICLE 14
                           ASSIGNMENT AND SUBLETTING

     14.1 Landlord's Consent. The terms and conditions in this Lease were offered solely to Tenant as an inducement to lease the Premises for its use or the use by any of its subsidiaries or affiliates, as permitted under the terms of Section 2.1. Landlord would not necessarily lease the Premises to another tenant on such favorable terms and conditions, it being understood that Landlord is specifically relying on the identity of Tenant in agreeing to the terms and conditions in this Lease. Tenant acknowledges that the lease terms and conditions are for Tenant's benefit only so long as Tenant, or any of its subsidiaries or affiliates, operates the business allowed by this Lease, and that Tenant is not entering into this Lease for any other purpose, such as the recognition of a leasehold value that it could later sell. It is understood and agreed that any value, upon the early termination of Tenant's occupancy of the Premises, shall revert to Landlord, either by termination of this Lease or as a condition of assignment or subletting, as provided in this Section. But for these reasons, Landlord would not enter into this Lease. Therefore, Tenant shall not voluntarily, involuntarily, or by operation of laws, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (a) sublet all or any part of the Premises or allow it to be sublet, occupied, or used by any person or entity other than Tenant; (b) assign Tenant's interest in this Lease; (c) mortgage or encumber the Lease, or otherwise use the Lease as a security device in any manner; or (d) amend or modify an assignment, sublease, or other transfer that has been previously approved by Landlord.

Notwithstanding the foregoing, Tenant may without the consent of Landlord, but following at least fifteen (15) days advance written notice, assign this Lease to a subsidiary of Tenant or affiliate under common ownership with Tenant provided, however, that (x) no such assignment shall result in Tenant being released or discharged from any obligation or liability under this Lease, (y) the proposed Assignee agrees in writing to be bound by all of the terms and conditions of this Lease in an instrument reasonably acceptable to Landlord, and
(z) the use proposed by the proposed Assignee is a permitted use under this Lease.

     Any action taken or proposed to be taken pursuant to this Section shall be collectively referred to as an "Assignment," and any third party succeeding to all or a portion of Tenant's interest under this Lease or proposed to succeed to all or a portion of Tenant's interest under this Lease shall be referred to as an Assignee.

     14.2 Landlord's Costs. Tenant shall pay to Landlord, as additional rent, all reasonable costs and attorney fees incurred by Landlord in connection with the evaluation, processing, or documentation of any requested Assignment, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the reasonable cost of any review or investigation performed by Landlord or consultant acting on behalf of Landlord of (a) any Hazardous Substances used, stored, released, or disposed of by the proposed Assignee, or (b) violations of any Environmental Law by the Tenant or the proposed Assignee.

     14.3 Evidence of Assignment. Any Assignment approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Assignment that (a) is in form and substance reasonably satisfactory to Landlord, and (b) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to this Section.

     14.4 Effect of Tenant's Assignment. Except as otherwise expressly permitted hereby, any attempted Assignment without Landlord's consent shall constitute an Event of Default and shall be voidable at Landlord's option. Landlord's consent to any one Assignment shall not constitute a waiver of the provisions of this Article as to any subsequent Assignment or a consent to any subsequent Assignment. No Assignment, even with the consent of Landlord, shall relieve Tenant of the obligation to pay the rent and to perform all of the other obligations to be performed by Tenant. The acceptance of rent by Landlord from, any person shall not be deemed to be a waiver by Landlord of any provision of this Lease, nor to be a consent to any Assignment.

     14.5 Procedure to Assign. Except as otherwise expressly permitted hereby, at least sixty (60) days before a proposed Assignment is to become effective, Tenant shall give Landlord written notice of the proposed terms of the Assignment and request Landlord's approval, which notice shall include the following: (a) the name and legal composition of the Assignee; (b) a current financial statement of the Assignee, financial statements of the Assignee covering the preceding three (3) years, if they exist, and, if available, an audited financial statement of the Assignee for a period ending not more than one (1) year prior to the proposed effective date of the Assignment, all of which are to be prepared in accordance with generally accepted accounting principles; (c) the nature of the Assignee's business to be carried on in the Premises; (d) a statement of all consideration to be given on account of the Assignment; and (e) any other information that Landlord requests.

     14.6 Conditions to Landlord's Consent. Landlord's consent to a requested Assignment shall not be unreasonably withheld, and shall be subject to the payment to Landlord of one-half of all consideration paid or to be paid or to be paid by the Assignee which exceeds the rent payable by Tenant under this Lease.

     14.7 Landlord's Discretion. EXCEPT AS OTHERWISE EXPRESSLY PERMITTED HEREIN, ANY ASSIGNMENT, SUBLETTING, OCCUPANCY, OR USE WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD, SHALL BE VOID AND SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS LEASE. TENANT SPECIFICALLY UNDERSTANDS AND AGREES THAT AT ANY TIME AN EVENT OF DEFAULT OCCURS AND IS CONTINUING, TENANT SHALL HAVE NO RIGHT TO ASSIGN TENANT'S INTEREST IN THIS LEASE, AND LANDLORD SHALL HAVE NO OBLIGATION TO GIVE LANDLORD'S APPROVAL UNDER THIS ARTICLE IF TENANT ATTEMPTS AN ASSIGNMENT OR SUBLETTING WHILE IN DEFAULT.

     14.8 Tenant Remains Liable. If an Event of Default occurs and is continuing, Landlord may proceed directly against Tenant, any Assignee, any guarantors or any other party responsible for the performance of this Lease, without first exhausting Landlord's remedies against any other party responsible to Landlord, or resorting to any security held by Landlord.

     14.9 Attornment. If an Event of Default occurs and is continuing, Landlord may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under any sublease, provided, however, that Landlord shall not be liable for any amounts paid by the subtenant to Tenant or for any defaults by Tenant under the sublease.

     14.10 Binding on Assignee. Every provision of this Article shall be binding on any Assignee as if that Assignee were the tenant under this Lease.

     14.11 No Further Assignment. No Assignee shall further assign or sublet the Premises without Landlord's prior written consent.

     14.12 Effect of Assignment on Default. Landlord's consent to any Assignment shall not constitute an acknowledgement that no default exists under this Lease, nor shall consent be deemed a waiver of any existing default, except as otherwise stated by Landlord at the time.

                                  ARTICLE 15
                                   INDEMNITY

     15.1 Tenant's Indemnification of Landlord. Tenant agrees to indemnify, defend, and hold harmless Landlord and Landlord's Parties from Liabilities arising by reason of any death, bodily injury, personal injury, or property damage resulting from (a) any cause occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term (except if caused solely by Landlord's negligence or willful misconduct), (b) the negligence or willful misconduct of Tenant or Tenant's agents, employees, and contractors, wherever it occurs, or (c) an Event of Tenant's Default. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

     15.2 Exculpation of Landlord. Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent for any damage to Tenant's property or any injury to Tenant or any of Tenant's employees, agents, or invitees, or loss to Tenant's business arising out of any cause (except if caused solely by Landlord's negligence or willful misconduct), including, but not limited to: (a) the failure, interruption, or installation of any heating, air conditioning, or ventilation equipment; (b) the loss or interruption of any utility service; (c) the failure to furnish or delay in furnishing any utilities or services when the failure or delay is caused by fire or other casualty, the elements, labor disputes, acts of God, or any other circumstance beyond the control of Landlord; (d) the limitation, curtailment, rationing, or restriction on the use of water or electricity, gas or any other form of utility; (e) vandalism, malicious mischief, or forcible entry by unauthorized persons or the criminal act of any person; or (f) seepage, flooding, or other penetration of water into any portion of the Premises.

                                  ARTICLE 16
                                    DEFAULT

     16.1 Event of Default. Each of the following shall constitute an event of default under this Lease (each an "Event of Default"):

          (a) Tenant's failure to make any payment required under this Lease within five (5) days after written notice thereof from Landlord;

          (b) The failure of Tenant to perform any of the covenants, conditions, or provisions of this Lease to be performed by Tenant, other than those requiring any payment to Landlord, where this failure continues for a period of thirty (30) days after written notice from Landlord to Tenant. However, if the nature of Tenant's failure requires more than thirty (30) days for cure, Tenant shall not be deemed to be in default if Tenant commences to cure within thirty (30) days after notice from Landlord and thereafter diligently continues this cure to completion;

          (c) Any of the following:

               (i) The making by Tenant of any general arrangements or assignments for the benefit of creditors;

               (ii) Tenant's becoming a debtor as defined in 11 USCss.101 or any successor statute, unless, in the case of a petition filed against Tenant, it is dismissed within sixty (60) days after filing;

               (iii) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days of this appointment; or

               (iv) The attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises of or Tenant's interest in this Lease, where this seizure is not discharged within thirty (30) days after the seizure.

          (d) Tenant's Assignment in violation of Article 14.

                                  ARTICLE 17
                                   REMEDIES

     17.1 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to:

          (a) terminate this Lease and all rights of Tenant by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the sum of:

               (i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;

               (ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could have been reasonable avoided;

               (iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

               (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result therefrom; and

               (v) all other amounts in addition to or in lieu of those previously stated as may be permitted from time to time by California law.

          As used in clauses (i) and (ii) of this Section, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of this Section, the "worth at the time of award" is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used int his Section the term "rent" shall include Base Rent, additional rent, and any other payments required by Tenant.

          (b) continue this Lease, and from time to time, without terminating this Lease, either (i) recover all rent and other amounts payable as they become due or (ii) relet the Premises or any part of the Premises on behalf of Tenant for any term, at any rent, and pursuant to any other provisions as Landlord deems advisable, all with the right, at Tenant's cost, to make reasonably necessary alterations and repairs to the Premises.

          (c) Upon the occurrence of an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

     17.2 Termination of Lease. No remedial actions, including the following actions taken singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease; any act by landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Article. If Landlord takes any of the foregoing remedial actions without terminating this Lease, Landlord may nevertheless at any time after taking any remedial action terminate this Lease by written notice to Tenant.

     17.3 Revenues from Reletting. If Landlord relets the Premises, Landlord shall apply the revenue as follows: first, to the payment of any indebtedness, other than rent due from Tenant to landlord; second, to the payment of any reasonable cost of reletting, including without limitation finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid. Landlord shall hold and apply the residue, if any, to payment of future amounts payable as they become due. Should revenue from reletting during any months, after application pursuant to the foregoing provisions, be less than the sum of (i) Landlord's expenditures for the Premises during that month and
(ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

     17.4 Landlord's Right to Cure. After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant; provided that Landlord by prior notice shall first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including reasonable costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

     17.5 No Defense to Action. No security or guaranty for the performance of Tenant's obligations, which Landlord may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the

Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

     17.6 Rights Not Exclusive. Except insofar as this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy given now or later or existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by that party of any violation or nonperformance by the other party of any obligations, agreements, or covenants shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of rights or remedies with respect to that violation or nonperformance.

     17.7 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, the name and address for that holder having been furnished to Tenant in writing, specifying in what respect Landlord has failed to perform the obligation. However, if Landlord's obligation requires more than thirty (30) days for performance, Landlord shall not be in default if Landlord commences to perform within thirty (30) days after notice from Tenant and afterwards diligently completes it.

                                  ARTICLE 18
                           LATE CHARGES AND INTEREST

     18.1 Late Charges. Tenant acknowledges that late payment of sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Therefore, if any sum due from Tenant is not received by Landlord when due, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to the greater of fifty dollars ($50.00) or two percent (2%) of the overdue sum. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment by Tenant. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant's default for the overdue sum, nor prevent Landlord from exercising any of the other rights and remedies in this Lease.

     18.2 Interest. Any amount that is due to Landlord and not paid when due shall bear interest from the date due at the maximum rate then allowable by law, not to exceed twelve percent (12%) per annum; provided, however, that interest shall not be payable on late charges incurred by Tenant. Payment of the interest shall not cure any default by Tenant under this Lease.

                                  ARTICLE 19
                      SUBORDINATION; TRANSFER BY LANDLORD

     19.1 Subordination. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Premises and to any advances made on the security of it or Landlord's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground landlord elects to have this Lease prior to the lien of the mortgage or deed or trust or prior to the ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. If any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to subordinate, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

     19.2 Attornment. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or if any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Tenant under this Lease be disturbed, if Tenant is not then in default in the payment of rental and other sums due under this Lease or otherwise in default under the terms of this Lease, and if Tenant attorns to the purchaser, grantee, or ground lessor as provided in Section 19.1 or, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions in this Lease. Tenant's covenant under Section 19.1 to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior instrument containing the commitments specified in this Section.

     19.3 Transfer by Landlord. If Landlord transfers the Premises, Landlord shall be relieved of all liability for the performance of Landlord's obligations arising after the date of the transfer. However, any prepaid rent or Security Deposit held by Landlord at the time of the transfer shall be delivered to the transferee.

                                  ARTICLE 20
                             ESTOPPEL CERTIFICATES

     20.1 Estoppel Certificates. At all times during the term of this Lease, Tenant agrees, following any request by Landlord, promptly to execute and deliver to Landlord within ten (10) business days following delivery of a request an estoppel certificate: (a) certifying that this Lease is unmodified and in full force, or if modified stating the nature of the modification and certifying that this Lease, as so modified, is in full force, (b) stating the date to which the rent and other charges are paid in advance, if any, (c) acknowledging that there are not any uncured defaults on the part of Tenant, or if there are uncured defaults, specifying the nature of the defaults, and (d)certifying any other information about the Lease as may be requested by Landlord.

     20.2 Failure to Deliver. Tenant's failure to deliver an estoppel certificate within ten (10) business days after delivery of a request shall be a conclusive admission that, as of the date of the request for such statement: (a) this Lease is unmodified except as may be represented by Landlord in the request and is in full force, (b) there are no uncured defaults in Landlord's performance, and (c) no rent has been paid more than thirty (30) days in advance.

     20.3 Guarantor's Financial Statements. At any time during the term of this Lease, Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Guarantor's most recent consolidated financial statement and financial statements covering the three (3) year period prior to the date of the most recent financial statement to any existing or potential lender or buyer of the Premises. The statements shall be prepared in accordance with generally accepted accounting principles.

                                  ARTICLE 21
                                 MISCELLANEOUS

     21.1 Severability. If any provision of this Lease is held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

     21.2 Time of Essence. Time is of the essence under this Lease.

     21.3 Additional Rent. All monetary obligations of Tenant to Landlord under the Lease, including but not limited to the Base Rent and additional rent, shall be deemed rent. Except as otherwise provided herein, all additional rent shall be paid by Tenant within ten (10) days after receipt of an invoice therefor.

     21.4 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant, and there are no agreements or representations between the parties except as expressed in this Lease. Tenant acknowledges that neither Landlord nor Landlord's representatives have made any legally binding representation or warranty as to any matter except those expressly set forth, including any warranty as to: (i) whether the Premises may be used for Tenant's intended use under existing law, (ii) the suitability of the Premises for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

     21.5 Notices. Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed given when personally delivered to the party to whom they are directed, or in lieu of the personal service, upon deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, addressed to Tenant at the Premises, with a copy to each of: (i) Glenayre Electronics, Inc., 5935 Carnegie Boulevard, Charlotte, North Carolina, 28209,
Attention: Chief Financial Officer, and (ii) Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, 100 North Tryon Street, Suite 4200, Charlotte, NC 28202-4006, Attention: Eugene C. Pridgen, Esq., or to Landlord in care of Dennis Henry, CB Commercial Real Estate Group, Inc., 155 Grand Avenue, Suite 100, Oakland, CA 94612. Either party may change its address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

     21.6 Waivers. The waiver by Landlord of any agreement, condition or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition or provision or any other agreement, condition or provision contained in this Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to the performance by Tenant in strict accordance with these terms. Landlord's consent to or approval of any act by Tenant shall not waive the necessity for Landlord's consent to or approval of any subsequent act by Tenant. Landlord's acceptance of rent shall not be a waiver of any preceding breach of Tenant, other than Tenant's failure to pay the rent that Landlord accepted, regardless of Landlord's knowledge of the preceding breach at the time of acceptance of the rent.

     21.7 No Recording. Tenant shall not execute, acknowledge, or record a memorandum of this Lease without the express written consent of Landlord.

     21.8 Holding Over. At the end of the Term, or any extension, if Tenant holds over for any reason, it is hereby agreed that in the absence of a written agreement to the contrary that tenancy shall be from month-to-month only and not a renewal of this Lease, nor an extension for any further term. In that case, Tenant shall pay Base Rent in an amount equal to one hundred twenty-five percent (125%) of the amount of the Base Rent payable prior to the end of the term or any extension for the first two (2) months of any such holdover and, with respect to any continuing holdover thereafter, one hundred fifty percent (150%) of the amount of the Base Rent payable prior to the end of the Term or any extension, and the month-to-month tenancy shall be subject to every other term, covenant, and condition contained in this Lease that is consistent with and not contrary to a month-to-month tenancy.

     21.9 Cumulative Remedies. No remedy of election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

    21.10 Covenants and Conditions. Each term of this Lease performable by Tenant shall be deemed both a covenant and a condition.

     21.11 Binding Effect. Subject to Article 14, this Lease shall be binding on and inure to the benefit of the parties and their successors and assigns.

     21.12 Attorneys' Fees. In any action among the parties to enforce any of the terms of this Lease, to seek a declaration of any rights under this Lease, or to recover damages for a breach of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees together with any costs and expenses, to resolve the dispute and to enforce the final judgment. The "prevailing party" shall include, without limitation, (a) a party who dismisses an action in exchange for sums allegedly due; (b) a party who receives performance from the other party for an alleged breach of covenant or who receives a desired remedy that is substantially equal to the relief sought in an action; or (c) a party determined to be the prevailing party by a court of law.

     21.13 Rights Reserved by Landlord.

     (a) Landlord and its agents may enter the Premises at any reasonable time after giving at least forty-eight (48) hours' prior written notice to Tenant, and immediately in the case of emergency, for the purpose of (i) inspecting the Premises; (ii) posting notices of nonresponsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees, or Tenants within six (6) months of the Termination Date; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing on the Premises ordinary for lease signs within six (6) months of the Termination Date or for sale signs; and (viii) responding to an emergency.

     (b) Landlord shall have the right to use any means Landlord deems reasonably necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

     21.14 Signs. Tenant shall not place, maintain, nor permit on any exterior door, wall, or window of the Premises any sign, awning, canopy, marquee, or other advertising without the express prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior window of the Premises without the written approval of Landlord. If Landlord consents to any sign, awning, canopy, marquee, decoration, or advertising matter, Tenant shall, at its sole cost and in compliance with all applicable Laws, covenants, conditions and restrictions, maintain it in good appearance and repair at all times during this Lease. If at the end of the term of this Lease, any of the items mentioned in this Section are not removed from the Premises by Tenant, that item may, without liability, be disposed of by Landlord with the removal and any repair necessary to the Premises in connection therewith at Tenant's sole cost.

     21.15 No Merger. To the extent permitted by Law, the voluntary or other surrender of this Lease by Tenant, a mutual cancellation of this Lease, or a termination by Landlord shall not cause a merger, and shall, at the option of Landlord, terminate all existing subtenancies or may, at the option of Landlord, cause an assignment to a Landlord of all such subtenancies.

     21.16 Security Measures. Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Premises, and Tenant assumes all responsibility for the protection of tenant, Tenant's agents, invitees, and customers, and the property of Tenant and of Tenant's agents, invitees, and customers form acts of third parties.

     21.17 Easements. Landlord reserves the right to grant easements, rights, and dedications that Landlord deems necessary or desirable, and to record parcel maps and restrictions, so long as these easements, rights, dedications, maps, and restrictions do not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to sign any of these documents as soon as practicable upon request of Landlord.

     21.18 Authority. If Tenants is a corporation or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that individual is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with the by-laws of the corporation, or on behalf of the partnership in accordance with the partnership agreement of the partnership, and that this lease is binding upon the corporation or partnership, as applicable, in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation covenants and warrants that the party for whom the person is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into and perform its obligations under this Lease.

     21.19 Governing Law. This Lease shall be governed by California law.

     21.20 Counterparts. This Lease may be executed in any number of counterparts, all of which when taken together shall be deemed one and the same original.

     21.21 No Offer. Preparation of this Lease by Landlord or Landlord's agent and submission to Tenant shall not be deemed an offer to lease. This lease shall become binding on Landlord and Tenant only when fully executed by Landlord and Tenant.

     21.22 Memorandum of Lease. Landlord and Tenant agree to execute concurrently herewith a customary memorandum of lease document evidencing the terms hereof in recordable form and to permit the recordation of same in the county records for the county in which the Premises are located. Upon the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord for recording purposes a quitclaim or other instrument sufficient to terminate the effect of the Memorandum of Lease of record. Should Tenant fail or refuse to deliver such quitclaim or other appropriate Instrument, Tenant shall indemnify, defend, and hold Landlord harmless from and against all damages, liabilities, claims and costs (including reasonable attorneys' fees and costs) resulting therefrom. The form of
Memorandum of Lease is attached hereto as Exhibit C.
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                                                                              31

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:

       YERCAF N.V.,
       a Delaware corporation


       By: /s/ Denise Jackson
          -------------------------------
          Name:  Denise Jackson
                -------------------------
          Title: Director
                -------------------------


TENANT:

       GLENAYRE ELECTRONICS, INC.
       a Colorado corporation


       By: /s/ Stanley Ciepcielinski
          -------------------------------
          Name: Stanley Ciepcielinski
                -------------------------
          Title: Chief Financial Officer
                -------------------------